EXHIBIT 10.3




                              EMPLOYMENT AGREEMENT

     This employment agreement is entered into this 12th day of April, 2004 between Medical Makeover Corporation of America ("MMCA") and Walter E. Birch ("Employee", together, the "Parties").

     WHEREAS, MMCA, a Florida C corporation traded publicly under the symbol MMAM, has been incorporated for the provision of medical and related services which shall include, but not be limited to, cosmetic surgery, cosmetic dentistry, dermatology, weight loss, hair salon services, makeup services, and fashion consulting services.

     WHEREAS, Walter E. Birch is a healthcare executive with experience in management, mergers and acquisitions, operations, and financial operations. Therefore, the Parties agree to the following terms and conditions:

1. Title MMCA shall employ Employee as Executive Vice President and Chief Operating Officer. Employee shall serve as an Officer of the Corporation.

2. Duties Employee shall be responsible for the operation of the company including but not limited to:

     a. Interim Chief Financial Officer (to include development of financial controls, purchasing/leasing of equipment and office space, financial analyses, and preparation of daily operational reports and monthly, quarterly, and annual financial statements).
     b.   Director of Operations
     c.   Director of Human Resources
     d.   Associate Director of Business Development
     e.   Risk Manager
     f.   Other duties as assigned


3. Compensation MMCA shall pay Employee a bi- weekly salary of $2,584.62 per month commencing April 12, 2004 (the first calendar month's compensation shall be $3,360), for the first six months or until a positive cash flow is achieved, whichever comes first. Once this occurs, Employee shall be paid a bi-weekly salary of $3,461.54. In consideration for lowering his salary for the first six months, Employee shall receive registered shares of the common stock, restricted by legend in accordance with SEC Rule 144. Therefore, for six months the sum of $1,900 multiplied by six for a total of $11,400 shall be paid in shares by taking the closing price of the last five days of that month and using the average of these prices to create the average closing price, which shall be multiplied by 90% (or a discount of 10% of the average closing price) to determine the conversion price. For example, if the average closing price is $0.50 per share for one month, that shall be multiplied by 90% to give a conversion price of $0.45 per share. This shall be divided into the compensation foregone for that month, or $1,900 and 4,222 shares ($1,900 divided by $0.45 = 4,222) shall be issued to Employee. This calculation and distribution shall be performed each month that Employee's salary is below the $7,500 amount.


4. Term This Agreement shall be for a period of five (5 years. Each year the fee shall be increased based upon merit performance.


5. Board of Directors Employee shall be considered for a position on the Board of Directors as positions become available. There is no guarantee that Employee shall be elected to the Board of Directors.





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Employment Agreement - Walter E. Birch
Page 2 of 3



6. Benefits Employee shall be entitled to group health insurance for himself and his family and disability insurance. MMCA shall immediately seek out "health insurance for the company" for group coverage for all employees who qualify. Qualification shall mean all employees designated as full time employees which means no less than 32 hours per week. In addition, there shall be a 90 day probation period before employees are entitled to group coverage. The insurance shall be effective on or about April 1, 2004 or shortly thereafter. Employee shall also be entitled to two weeks of vacation the first year and all national holidays.


7. Car Allowance Employee shall receive a car allowance of $400 per month commencing April 1, 2004.


8. Business Expenses Employee shall be reimbursed all reasonable business expenses.


9. Insurance MMCA shall acquire Directors' and Officers' insurance as well as liability insurance. This insurance, if available, shall commence on or about April 1, 2004.


Stock Ownership and Stock Options

1. Employee shall receive five (5%) percent ownership of th common stock MMCA as of April 12, 2004 in proper form which shall be registered stock of the issued and outstanding common stock of the company, subject to SEC Rule
     144. There shall be no other restrictions or legends. Stock certificates shall be issued upon the signing of this Agreement or shortly thereafter, however, not exceeding two weeks.

2. Employee shall receive stock options at a price equal to 90% of the value of the stock on the first trading date after approved. These stock options shall be based on performance on a yearly basis, to be determined on the finalization of the budget or other performance indicators as approved by the Board of Directors. The stock options shall not exceed 0.75% of the issued and outstanding shares of the company and shall vest one third (1/3) of the options each year on the anniversary date of their grant.


Entire Agreement

     This Agreement sets forth the entire understanding of the Parties and it may not be changed except by written document signed by all of the parties hereto. Governance

     This Agreement shall be governed by the laws of the State of Florida as within the jurisdiction of Broward County. In the even of a legal dispute, the prevailing party shall be reimbursed its reasonable legal fees and costs by the other party. Binding Effect

     All parties acknowledge that they are authorized to execute the terms of this Agreement which shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties and their respective successors, heirs, beneficiaries, and personal representatives.



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Employment Agreement - Walter E. Birch
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Assignment

     The rights and benefits of this Agreement shall not be transferable by any party without the written consent of the other. Assumability

     Should the Company be acquired in part or in whole, this Agreement shall be
assumed  by  the  acquiring   company   which  shall  fulfill  all   contractual
obligations.

     IN WITNESS WHEREOF, the Parties hereto have set their hands and seals on the dates set forth below.

MEDICAL MAKEOVER CORPORATION OF AMERICA


By: /s/ Dr. Leonard I. Weinstein
-----------------------------------------
         Dr. Leonard I. Weinstein
Its:     President
Dated:



EMPLOYEE


By: /s/ Walter E. Birch
-----------------------------------------
         Walter E. Birch
Dated:


WITNESSES

WITNESSES

By:                                            By:
---------------------------------              ---------------------------------

Name:                                          Name: